LITHIA MOTORS REPORTS PRELIMINARY FIRST QUARTER 2020 RESULTS
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Medford, Oregon, April 13, 2020 - Lithia Motors, Inc. (NYSE: LAD) today reported preliminary financial results for the three months ended March 31, 2020. Based on preliminary information available today, Lithia expects first quarter 2020 net income to be in the range of $45.5 million to $47.0 million and net income per diluted share between $1.95 to $2.00.

First Quarter 2020-over-First Quarter 2019 Preliminary Highlights:

•	Same store new vehicle sales expected to decrease between 10% to 11%

•	Same store used vehicle retail sales expected to increase between 2% to 3%

•	Same store F&I per retail unit expected to be between $1,525 to $1,575

•	Same store service, body, and parts sales expected to increase between 0% to 1%

•	Same store SG&A as a percentage of gross profit expected to be between 74% to 76%

For the first two months of 2020 prior to the COVID-19 pandemic, same store new vehicle revenue increased 4%, used vehicle revenues increased 22%, F&I increased 18%, and service, body, and parts increased 6%. These results continued into early March then progressively declined throughout the rest of the month as "stay home" and "shelter in place" policies (“shelter in place policies”) were established by several states. Those policies created varying levels of business interruption across our locations.

In March, since shelter in place policies were enacted, vehicle unit sales declined approximately 50%, with new and used vehicle sales responding similarly. Our stores declined between 15% and 75%, other than our most restricted states, Pennsylvania and Vermont, having virtually no sales. The most stable states were Montana and Texas, with very little year-over-year change. In our vehicle sales departments, we are providing varying levels of service, including normal business hours to complete closures in Pennsylvania and Vermont. Where sales are allowed, we are providing in-store appointments and home delivery through both digital and traditional solutions.

All of our service, parts and collision center departments have remained open during the crisis and home offerings are providing some additional offset to the weakened demand. Service, body and parts sales in March, since shelter in place policies were enacted, declined approximately 30%. Our state performance, during this same period, had declines ranging between 10% to 50%, with Nevada and Texas remaining the strongest at the lower end of the range and the Northeast towards the upper end of this range.

As of the time of this release, all of the states we do business in, except for North Dakota and Iowa, are still subject to varying forms of shelter in place policies. These policies greatly impacted consumer demand, though we are beginning to observe vehicle sales recoveries in states as they relax or clarify definitions and consumers begin to again circulate.

We believe that volume recoveries in all departments will be linked to the lifting or modification of shelter in place policies and a recovery will begin as consumers transition back to work and more normal lives. In response to the decline in sales, we have adjusted staffing headcount by 37%, mainly as furloughs, and have implemented marketing, vendor and inventory cost reduction or control strategies. We have not yet realized the associated cost savings and expect to see these benefits early in the second quarter. We expect to be able to have team members return to work as future volume levels recover.

"We have approximately $550 million in cash and available credit. Combined with the potential for additional liquidity through our unfinanced real estate, we have over $1 billion in total liquidity," said Bryan DeBoer, President and CEO. "We continue to enact prudent and decisive cost saving measures to respond to this environment. As previously announced, all acquisitions are being deferred until the second half of 2020."

We have also sought to modify the structure of the acquisitions we had been negotiating to gain confidence in their earnings quality and preserve capital through the use of leasing real estate at competitive capitalization rates with purchase options rather than acquiring the related real estate. We have also deferred approximately $65 million in planned discretionary capital expenditures and are suspending share repurchases at this time.

The foregoing results are based on preliminary information and are subject to change following completion of our quarter-end review process and other developments arising between now and the time we finalize our financial results. In addition, these preliminary unaudited results are not comprehensive financial results for the quarter ended March 31, 2020, should not be viewed as a substitute for complete GAAP financial statements or more comprehensive financial information, and are not indicative of the results for any future period. We will provide additional detail around the first quarter 2020 results during our earnings call on April 22nd at 10:00 a.m. Eastern Time. The earnings call may be accessed by telephone at (877) 407-8029. To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia
Lithia Motors, Inc. is one of the largest providers of personal transportation solutions in the United States and is among the fastest growing companies in the Fortune 500 (#265-2019). Lithia is a growth company powered by people and innovation. By purchasing and building strong businesses that have yet to realize their potential, Lithia generates significant cash flows with low leverage. Operational excellence is achieved by refocusing the business on the consumer experience and by utilizing proprietary performance measurements to increase market share and profitability. Lithia’s unique growth model invests to expand its nationwide network and to fund innovations that create personal transportation solutions wherever, whenever and however consumers desire.

Sites
www.lithia.com
www.lithiainvestorrelations.com
www.lithiacareers.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Contact:
Eric Pitt
VP, Investor Relations and Treasurer
EPitt@lithia.com
(541) 864-1748

Forward-Looking Statements
Certain statements in this press release, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as "project", "outlook", "target", "may", "will", "would", "should", "seek", "expect", "plan", "intend", "forecast", "anticipate", "believe", "estimate", "predict", "potential", "likely", "goal", "strategy", "future", "maintain", and "continue" or the negative of these terms or other comparable terms. Examples of forward-looking statements in this press release include, among others, statements regarding:

•	Expected financial results for first quarter 2020;

•	Anticipated impacts in consumer demand or governmental restrictions related to the COVID-19 pandemic or otherwise;

•	Expected level of business interruption due to shelter in place policies or lifting of those restrictions, and when volumes and consumer demand will return;

•	Anticipated availability of liquidity from our cash and availability on our credit facility and unfinanced operating real estate;

•	Continuation of our sales and services, including in-store appointments and home deliveries;

•	Future market conditions;

•	Expectations and plans regarding our capital spending, including for acquisitions and share repurchases;

•	Statements regarding furloughed employees and cost reductions; and

•	Our strategies for customer retention, growth, market position, financial results and risk management.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

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The ultimate geographic spread of COVID-19, the severity and the duration of the pandemic, and further actions that may be taken by governmental authorities or businesses or individuals on their own initiatives in response to the pandemic;

•	Future economic and financial conditions (both nationally and locally);

•	actual, or changes in, customer demand and customers confidence, and the financial ability of customers to purchase vehicles;

•	Our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers;

•	Risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms);

•	The adequacy of our cash flow and earnings and other conditions;

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Disruptions to our technology network including computer systems and software, as well as natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures, facilities or equipment; and

•
Government regulations, legislation and others set forth throughout "Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations" and in "Part I, Item 1A. Risk Factors" of our most recent Annual Report on Form 10-K, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. Except as required by law, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.